EXHIBIT 99.1

City National Corp. Reports 2007 Net Income of $222.7 Million, or $4.52 Per Share

           Revenue Grows 7 Percent to Record $911.5 Million

             Company Announces 4 Percent Dividend Increase

   Board of Directors Authorizes Repurchase of Additional 1 Million
                                Shares

LOS ANGELES, Jan. 24, 2008 (PRIME NEWSWIRE) -- City National Corporation (NYSE:CYN), the parent company of wholly owned City National Bank, today reported 2007 net income of $222.7 million, or $4.52 per share. In 2006, the company earned $4.66 per share on net income of $233.5 million.

Net income in the fourth quarter of 2007 amounted to $46.9 million, or $0.96 per share, compared with $58.6 million, or $1.19 per share, in the fourth quarter of 2006. Fourth-quarter 2007 net income reflects a $20.0 million provision to enhance the company's loan-loss allowance. After tax, it amounts to $11.6 million, or $0.24 per share. Net charge-offs totaled $3.9 million, or 13 basis points of total loans. The company's allowance for loan losses amounted to $168.5 million, or 1.45 percent of total loans, up from $152.0 million at the end of the third quarter.

City National today announced that its board of directors has increased the company's annual common stock cash dividend to $1.92 per share, up 4 percent from the $1.84 previously paid. A dividend of $0.48 per share will be payable on February 20, 2008 to stockholders of record on February 6, 2008. This is the 15th consecutive year in which City National Corporation has increased its dividend.

The board also authorized the company to repurchase an additional 1 million shares of stock.

2007 HIGHLIGHTS

 * Full-year revenue grew to a record $911.5 million, up 7 percent from 2006.

 * City National's average loan balances grew to $11.1 billion, up
   11 percent from 2006.

 * Average deposits totaled $12.2 billion, a 3 percent increase from
   2006.  Average core deposits were $10.4 billion, up 2 percent from the year earlier.

 * Noninterest income reached $303.2 million, up 25 percent from 2006, and now accounts for one-third of City National's total revenue.

 * Assets under direct management amounted to $37.8 billion, a
   37 percent increase from 2006.  Assets under management or administration grew 22 percent to $59.0 billion.

 * The company recorded a $20.0 million provision for loan losses and remained adequately reserved at 1.45 percent of total loans.

 * City National remains very well capitalized.  At December 31, 2007, its ratio of shareholders' equity to total assets was 10.42 percent, compared to 10.02 percent at the same time in 2006.

 * City National's return on average equity in 2007 was 13.92 percent, compared with 15.99 percent in 2006.  The year-over-year change was partly due to a substantial increase in capital.  The company's return on average assets in 2007 was 1.45 percent, compared with
   1.59 percent for the previous year.

"Given the challenging economic environment, 2007 was a solid year for City National," said President and Chief Executive Officer Russell Goldsmith. "Our company grew assets, revenue, loans, deposits, fee income and assets under management. We also made two important acquisitions and added more offices and talent to our organization."

"After almost four years of no loan loss provisions and in light of current economic conditions and their impact on a small number of our loans, we made a 2007 provision for potential loan losses. It is worth emphasizing that City National has no subprime loans, no subprime CDOs and no concerns with credit card debt, home equity loans or its money market funds. In fact, City National has a strong balance sheet and loan loss allowance, backed by substantial capital, profitability, liquidity and diversified revenue."

                                   For the 12 months ended
 Dollars in millions,                    December 31,
 except per share                  -----------------------      %
                                      2007         2006       Change
 --------------------------------- -----------  ----------   -------
 Earnings Per Share                $      4.52  $     4.66      (3)
 Net Income                              222.7       233.5      (5)
 Average Assets                       15,370.8    14,715.4       4
 Return on Average Assets                 1.45%       1.59%     (9)
 Return on Average Equity                13.92       15.99     (13)

ASSETS

Total assets at December 31, 2007 were $15.9 billion, up 7 percent from the previous year, primarily due to City National's loan growth as well as the first-quarter acquisition of Business Bank of Nevada.

REVENUE

Revenue grew to $911.5 million, up 7 percent from 2006, due principally to organic growth as well as the Business Bank of Nevada acquisition and the company's second-quarter acquisition of Convergent Wealth Advisors.

NET INTEREST INCOME

Fully taxable-equivalent net interest income reached $625.0 million in 2007, compared with $621.4 million for the previous year.

Average loan balances grew 11 percent in 2007 to $11.1 billion, led by a 14 percent increase in commercial loans. Commercial real estate and construction loans together were up 10 percent from 2006, while average single-family residential mortgage lending to City National's private banking clients rose 9 percent. (City National does not make subprime or option adjustable rate mortgage loans.)

Average securities for 2007 totaled $2.8 billion, down $655 million from the previous year. Proceeds from the sale of securities were used to fund loan growth. The average duration of total available-for-sale securities at December 31, 2007 was 3.4 years, compared with 3.3 years at the end of 2006.

At December 31, 2007, City National's prime lending rate was 7.25 percent, down 100 basis points and 50 basis points from December 31, 2006 and September 30, 2007, respectively.

                                                                %
 Dollars in millions               2007           2006        Change
 ------------------------------ ------------   ------------   ------
 Average Loans                  $  11,057.4    $   9,948.4      11
 Average Total Securities           2,833.5        3,488.0     (19)
 Average Earning Assets            14,054.1       13,568.3       4
 Average Deposits                  12,236.4       11,869.9       3
 Average Core Deposits             10,360.2       10,148.6       2
 Fully Taxable-Equivalent
  Net Interest Income                 625.0          621.4       1
 Net Interest Margin                   4.45%          4.58%     (3)

City National's net interest margin averaged 4.45 percent in 2007, compared with 4.58 percent in the previous year. This decline was attributable primarily to loan growth, a decline in average demand deposits and pressure on deposit pricing.

Average deposits for the year totaled $12.2 billion, a 3 percent increase from 2006 due in large measure to the acquisition of Business Bank of Nevada as well as the growth of interest-bearing and time deposits. Average noninterest-bearing deposits fell 3.5 percent from 2006, as some of City National's clients shifted funds from core deposit accounts to higher-yielding instruments, and title and escrow balances declined.

With the nationwide slowdown in housing sales and refinancings, title and escrow deposit balances averaged $1.19 billion in 2007, compared with $1.26 billion in 2006.

NONINTEREST INCOME

Noninterest income reached $303.2 million in 2007, a 25 percent increase from the previous year. Excluding the acquisition of Convergent Wealth Advisors and the previously disclosed disposition of another investment affiliate in the fourth quarter of 2006, noninterest income grew 18 percent from 2006.

At December 31, 2007, noninterest income accounted for 33 percent of City National's total revenue, up from 29 percent at December 31, 2006.

Wealth Management

City National's assets under management grew 37 percent to $37.8 billion in 2007. As a result, trust and investment fees increased 31 percent over the previous year. Brokerage and mutual fund fees grew 20 percent from 2006.

                                           At or for the
                                         12 months ended
                                           December 31,
                                     -------------------------    %
 Dollars in millions                     2007         2006      Change
 ----------------------------------  -----------  ------------  ------

 Trust and Investment Fee Revenue     $    140.8   $     107.5    31
 Brokerage and Mutual Fund Fees             60.3          50.4    20
 Assets Under Management (1)            37,793.5      27,634.5    37
 Assets Under Management or
  Administration (1)                    59,032.3      48,459.0    22

 (1) Excludes $12.4 billion and $9.1 billion of assets under management for an asset manager in which City National held a minority ownership interest as of December 31, 2007 and
     December 31, 2006, respectively.

Other Noninterest Income

Fee income from foreign exchange services and letters of credit grew 16 percent in 2007. Income from cash management and deposit transaction fees rose 11 percent from the previous year.

Other service charges and fees were $29.2 million in 2007, up $3.7 million from the previous year.

The gain on sale of other assets was due largely to a third-quarter gain of $5.1 million from the recovery of an investment in liquidation, which was partly offset by a $2.5 million loss on the sale of securities in the third quarter and approximately $0.7 million in additional income tax expense related to the expected resolution of two pending federal income tax matters.

NONINTEREST EXPENSE

Noninterest expense amounted to $538.1 million, up 12 percent from 2006. Excluding minority interest expense and the acquisitions of Convergent Wealth Advisors and Business Bank of Nevada, noninterest expense grew 5 percent from the previous year.

Fourth-quarter 2007 noninterest expense included $0.8 million, or $0.5 million after tax, to record City National's share of the exposure that VISA member-banks have to indemnify the credit card association against certain litigation. The exposure stems from judgment-sharing agreements that member-banks signed in connection with the restructuring of VISA under a single holding company. VISA intends to issue and sell a majority of its shares to the public in an initial public offering. City National expects that the proceeds from the initial public offering related to its ownership interest in VISA will more than offset its recorded VISA litigation liability.

City National's 2007 efficiency ratio was 58.21 percent, compared with 55.97 percent in 2006. The year-over-year increase was due primarily to higher core deposit pricing and the continued expansion of City National's fee-based businesses, including the addition of Convergent Wealth Advisors.

CREDIT QUALITY

Nonaccrual loans at December 31, 2007 totaled $75.6 million, or 65 basis points of its $11.6 billion in total loans, compared with $20.9 million, or 20 basis points of total loans at the end of 2006. Net loan charge-offs were $8.5 million in 2007, compared with net recoveries of $2.8 million in 2006. The increase in nonaccruals and net charge-offs occurred primarily in the company's for-sale housing construction portfolio.

Continued upheaval in the credit markets has negatively affected the nation's economy with significant impact on the residential and for-sale housing construction sectors and related industries.

City National's for-sale housing loans represented about 5 percent of its $11.6 billion loan portfolio at December 31, 2007. The performance of some projects within the portfolio reflects the continuing difficult residential market conditions in California.

City National's $3.2 billion residential mortgage and $433 million home equity portfolios continue to exhibit strong performance. At origination, these portfolios have average loan-to-value ratios of 51 percent and 55 percent, respectively. City National has not originated or purchased subprime or option adjustable rate mortgages.

In the fourth quarter of 2007, City National added $20.0 million to its allowance for loan losses. This provision reflects management's ongoing assessment of the credit quality of the company's portfolio, which is affected by various economic trends, including weakness in the housing sector. Additional factors affecting the provision include net loan charge-offs, nonaccrual loans, risk rating migration and substantial growth in the portfolio.

At December 31, 2007, the allowance for loan and lease losses was $168.5 million, or 1.45 percent of total loans.

INCOME TAXES

The company's effective tax rate was 37.0 percent for the year, slightly higher than the 36.4 percent rate in 2006, due to a decrease in tax benefits from investments in affordable housing partnerships and a nonrecurring income tax expense related to the expected resolution of two pending federal income tax matters.

FOURTH-QUARTER 2007 HIGHLIGHTS

 * Fourth-quarter revenue grew to $237 million, up 10 percent from the fourth quarter of 2006.

 * Fully taxable-equivalent net interest income amounted to $158 million, up 3 percent from the fourth quarter of 2006.  The company's net interest margin averaged 4.42 percent in the fourth quarter of 2007, unchanged from the previous quarter.

 * Average loans reached an all-time high of $11.5 billion, up 12 percent from the same period of 2006 and 2 percent from the third quarter of 2007.  Excluding the company's acquisition of Business
   Bank of Nevada, loans were up 8 percent from the same period of
   2006.

 * Average deposits amounted to $12.0 billion in the fourth quarter, virtually unchanged from the same period of 2006.  Average balances decreased 3 percent from the third quarter of 2007.  Title and escrow deposit balances averaged $1.11 billion in the fourth quarter of 2007, compared with $1.18 billion in the third quarter of 2007.

 * Noninterest income totaled $82.3 million, up 28 percent from the same period in 2006.  Excluding the acquisition of Convergent
   Wealth Advisors, noninterest income was up 17 percent from the fourth quarter of 2006.

 * The company made a $20.0 million provision for loan losses in the fourth quarter of 2007.  It did not record a provision in any of the three preceding quarters.

 * Noninterest expense increased 14 percent from the fourth quarter of
   2006 and 5 percent from the third quarter of 2007.  Excluding the acquisitions of Business Bank of Nevada and Convergent Wealth
   Advisors, fourth-quarter 2007 noninterest expense increased 5 percent from the same period of 2006.

 * The fourth-quarter effective tax rate was 35.2 percent, compared with 38.4 percent in the third quarter of 2007.  The decrease was due primarily to lower pretax income and a disproportionate decrease to permanent tax benefits.  The third-quarter effective tax rate also reflects a nonrecurring income tax expense related to the expected resolution of two pending federal income tax matters.

2008 OUTLOOK

Based upon its current assessment of economic conditions, City National's management expects earnings per share to be 7 percent to 12 percent lower in 2008 than in 2007. Management's outlook is based upon its current view that the economy will grow at a nominal rate this year and that certain sectors, such as housing, will continue to put downward pressure on economic conditions. A material change in economic conditions would affect the company's earnings expectations for 2008.

In this economic environment, management anticipates moderate growth in loans and deposits this year as well as strong growth in noninterest income. Loan loss provisions are expected to be higher than in 2007, returning to more normal levels. Growth in net interest income will be somewhat constrained due to lower interest rates, some increase in nonperforming loans, and a moderate decline in commercial real estate loans. Noninterest expense is expected to grow at a lower rate than it did in 2007, despite significantly higher FDIC premiums, additional personnel costs and the impact of acquisitions made last year.

CAPITAL LEVELS

City National remains well capitalized. Total risk-based capital and Tier 1 risk-based capital ratios at December 31, 2007 were 11.27 percent and 9.31 percent, respectively, compared with the minimum regulatory standards of 10 percent and 6 percent for "well-capitalized" institutions. City National's Tier 1 leverage ratio at December 31, 2007 was 7.97 percent, well above the regulatory minimum ratio of 5 percent.

Total risk-based capital, Tier 1 risk-based capital and the Tier 1 leverage ratios at September 30, 2007 were 12.01 percent, 9.57 percent and 7.80 percent, respectively.

The period-end ratio of shareholders' equity to total assets at December 31, 2007 was 10.42 percent, compared to 10.02 percent at the same time in 2006, and 10.51 percent at September 30, 2007.

STOCK REPURCHASE

In 2007, City National repurchased 1,495,800 of its outstanding shares at an average cost per share of $69.47. With today's announcement of an additional buyback authorization, the company can now buy back as many as 1,561,900 shares.

CONFERENCE CALL

City National Corporation will host a conference call this afternoon to discuss 2007 financial results. The call will begin at 2:00 p.m. PST. Analysts and investors may dial in and participate in the question/answer session. To access the call, please dial (866) 271-5140 and enter passcode 32345020. A listen-only live broadcast of the call also will be available on the investor relations page of the company's Website at www.cnb.com. There, it will be archived and available for 12 months.

ABOUT CITY NATIONAL

City National Corporation's wholly owned subsidiary, City National Bank, provides banking, investment and trust services through 62 offices, including 15 full-service regional centers, in Southern California, the San Francisco Bay Area, Nevada and New York City. The company and its nine majority-owned investment affiliates manage or administer $59 billion in client assets, including $37.8 billion under direct management.

For more information about City National, visit the company's Website at www.cnb.com.

The City National Corporation logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=3142

SAFE-HARBOR LANGUAGE

This news release contains forward-looking statements about the company, for which the company claims the protection of the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are based on management's knowledge and belief as of today and include information concerning the company's possible or assumed future financial condition, and its results of operations, business and earnings outlook. These forward-looking statements are subject to risks and uncertainties. A number of factors, some of which are beyond the company's ability to control or predict, could cause future results to differ materially from those contemplated by such forward-looking statements. These factors include (1) changes in general business and economic conditions, either nationally, regionally or locally in areas where the company conducts its business, (2) changes in interest rates and interest-rate relationships, (3) significant changes in banking laws or regulations, (4) increased competition in the company's markets and demand for the company's products and services, (5) higher-than-expected credit losses due to business losses, real estate cycles, credit markets, changes in commercial real estate development and real estate prices or other economic factors, (6) changes in the level of nonperforming assets and charge-offs and changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements, (7) changes in the financial performance and/or condition of the company's borrowers, (8) a substantial and permanent loss of either client accounts and/or assets under management at the company's investment advisory affiliates or its wealth management division, (9) earthquake, fire or other natural disasters affecting the condition of real estate collateral, (10) the effect of acquisitions and integration of acquired businesses and de novo branching efforts, (11) the impact of changes in regulatory, judicial or legislative tax treatment of business transactions, (12) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies, and (13) the success of the company at managing the risks involved in the foregoing.

Forward-looking statements speak only as of the date they are made, and the company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the statements are made, or to update earnings guidance, including the factors that influence earnings.

For a more complete discussion of these risks and uncertainties, see the company's Annual Report on Form 10-K for the year ended December 31, 2006 and particularly Part I, Item 1A, titled "Risk Factors."

 CITY NATIONAL CORPORATION
 FINANCIAL HIGHLIGHTS
 (unaudited)
                          Three Months              Twelve Months
                    -----------------------   ------------------------
 For The Period                         %                          %
 Ended December 31,   2007    2006    Change   2007      2006    Change
 ------------------ -------  -------  ------  -------   -------- ------
 Per Common Share
  Net Income
   Basic            $  0.98  $  1.23    (20)  $  4.62   $   4.82    (4)
   Diluted             0.96     1.19    (19)     4.52       4.66    (3)
  Dividends            0.46     0.41     12      1.84       1.64    12
  Book value                                    34.61      31.39    10

 Results of
  Operations:
  (In millions)
   Interest income  $   224  $   214      5   $   894   $    826     8
   Interest expense      70       63     11       286        220    30
                    -------  -------          -------   --------
    Net interest
     income             154      151      2       608        606    --

  Net interest income
   (Fully taxable-
   equivalent)          158      155      3       625        621     1
  Total revenue         237      215     10       911        848     7
  Provision for
   credit losses         20       --     NM        20         (1)   NM
  Net income             47       59    (20)      223        234    (5)

 Financial Ratios:
  Performance
   Ratios:
    Return on average
     assets            1.19%    1.58%            1.45%      1.59%
    Return on average
     shareholders'
     equity           11.28    15.77            13.92      15.99
    Period-end
     shareholders'
     equity to
     period-end
     assets                                     10.42      10.02
   Net interest
    margin             4.42     4.51             4.45       4.58
   Efficiency
    ratio             60.18    58.20            58.21      55.97
  Capital Adequacy
   Ratios (Period-end):
   Tier 1 leverage                               7.97       8.81
   Tier 1 risk-based
    capital                                      9.31      11.09
   Total risk-based
    capital                                     11.27      13.60

 Asset Quality Ratios:
  Allowance for loan
   and lease losses to:
    Total loans and
     leases                                      1.45%      1.50%
    Nonaccrual loans                           223.03     743.88
  Nonperforming
   assets to:
    Total loans and
     leases and non-
     performing assets                           0.65       0.20
    Total assets                                 0.48       0.14
  Net (charge-offs)/
   recoveries to
   Average total loans
   and leases
   (annualized)       (0.13)%  (0.11)%          (0.08)%     0.03%

 Average Balances:
  (In millions)
  Loans and leases  $11,461  $10,245     12   $11,058   $  9,948    11
  Interest-earning
   assets            14,223   13,584      5    14,054     13,568     4
  Assets             15,589   14,712      6    15,371     14,716     4
  Core deposits      10,500   10,081      4    10,360     10,149     2
  Deposits           12,014   12,051     --    12,236     11,870     3
  Interest-bearing
   liabilities        8,065    7,310     10     8,011      7,305    10
  Shareholders'
   equity             1,651    1,473     12     1,599      1,461     9

 Period-End Balances:
  (In millions)
  Loans and leases                            $11,631   $ 10,386    12
  Assets                                       15,889     14,884     7
  Core deposits                                10,516     10,326     2
  Deposits                                     11,823     12,173    (3)
  Shareholders'
   equity                                       1,656      1,491    11

 Wealth Management:
  (In millions)(1)
  Assets under
   management                                 $37,794   $ 27,634    37
  Assets under
   management or
   administration                              59,032     48,459    22

 (1) Excludes $12.4 billion and $9.1 billion of assets under management for an asset manager in which City National held a minority ownership interest as of December 31, 2007 and December
     31, 2006, respectively.

 CITY NATIONAL CORPORATION
 CONSOLIDATED STATEMENTS OF INCOME
 (unaudited)

 (Dollars in thousands
  except per share data)
 -----------------------

                    Three Months Ended         Twelve Months Ended
                         December 31,              December 31,
                 -------------------------- --------------------------
                                       %                          %
                   2007      2006    Change  2007      2006     Change
                 -------------------------- --------------------------
 Interest
  income         $223,969  $213,524     5  $894,101  $826,315      8
 Interest
  expense          69,596    62,788    11   285,829   220,405     30
                 --------  --------        --------  --------
   Net Interest
    Income        154,373   150,736     2   608,272   605,910      0

 Provision for
  Credit Losses    20,000        --    NM    20,000      (610)    NM

 Noninterest Income
  Trust and in-
   vestment fees   38,188    30,777    24   140,753   107,462     31
  Brokerage and
   mutual fund
   fees            16,995    13,309    28    60,279    50,358     20
  Cash management
   and deposit
   transaction
   fees             9,517     7,909    20    35,261    31,631     11
  International
   services         8,379     6,486    29    30,399    26,174     16
  Bank-owned life
   insurance          660       700    (6)    2,690     2,996    (10)
  Other service
   charges and
   fees             8,575     6,693    28    29,205    25,499     15
  Gain on sale of
   other assets        12     2,482  (100)    5,989     2,750    118
  Gain (loss) on
   sale of
   securities           7    (4,130) (100)   (1,374)   (4,500)   (69)
                 --------  --------        --------  --------
   Total non-
    interest
    income         82,333    64,226    28   303,202   242,370     25

 Noninterest Expense
  Salaries and
   employee
   benefits        88,146    74,499    18   331,091   295,151     12
  Net occupancy
   of premises     11,881    11,562     3    43,538    40,241      8
  Legal and pro-
   fessional fees  10,050     9,327     8    35,975    34,998      3
  Information
   services         6,039     5,836     3    23,364    21,830      7
  Depreciation and
   amortization     5,535     4,908    13    20,932    19,062     10
  Amortization of
   intangibles      1,749     1,456    20     8,854     5,284     68
  Marketing and
   advertising      6,977     5,153    35    21,837    18,654     17
  Office services   3,323     2,888    15    12,295    10,751     14
  Equipment           867     1,043   (17)    3,249     2,812     16
  Minority interest
   expense          2,244     1,709    31     8,856     5,958     49
  Other             7,464     8,573   (13)   28,110    27,263      3
                 --------  --------        --------  --------
   Total non-
    interest
    expense       144,275   126,954    14   538,101   482,004     12
                 --------  --------        --------  --------
 Income Before
  Taxes            72,431    88,008   (18)  353,373   366,886     (4)

 Applicable Income
  Taxes            25,509    29,452   (13)  130,660   133,363     (2)
                 --------  --------        --------  --------

 Net Income      $ 46,922  $ 58,556   (20) $222,713  $233,523     (5)
                 ========  ========        ========  ========
 Other Data:
  Earnings per
   common share
   - basic       $   0.98  $   1.23   (20) $   4.62  $   4.82     (4)
  Earnings per
   common share
   - diluted     $   0.96  $   1.19   (19) $   4.52  $   4.66     (3)
  Dividends paid
   per common
   share         $   0.46  $   0.41    12  $   1.84  $   1.64     12
  Dividend payout
   ratio            47.44%    33.55%   41     40.13%    34.31%    17
  Return on
   average assets    1.19%     1.58%  (24)     1.45%     1.59%    (9)
  Return on average
   shareholders'
   equity           11.28%    15.77%  (29)    13.92%    15.99%   (13)
  Net interest
   margin (Fully
   taxable-
   equivalent)       4.42%     4.51%   (2)     4.45%     4.58%    (3)
  Full-time
   equivalent
   employees        2,914     2,670     9

 CITY NATIONAL CORPORATION
 CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
 (unaudited)

 (Dollars in thousands
  except per share data)
 -----------------------
                                             2007
                         ---------------------------------------------
                       Fourth     Third    Second     First    Year to
                       Quarter   Quarter   Quarter   Quarter     Date
                      --------  --------  --------  --------  --------
 Interest Income      $223,969  $230,066  $225,825  $214,241  $894,101
 Interest Expense       69,596    76,340    72,921    66,972   285,829
                      --------  --------  --------  --------  --------
  Net Interest Income  154,373   153,726   152,904   147,269   608,272

 Provision for Credit
  Losses                20,000       --        --        --     20,000

 Noninterest Income
  Trust and investment
   fees                 38,188    37,488    34,823    30,254   140,753
  Brokerage and mutual
   fund fees            16,995    15,546    13,958    13,780    60,279
  Cash management and
   deposit transaction
   fees                  9,517     8,801     8,472     8,471    35,261
  International
   services              8,379     7,995     7,562     6,463    30,399
  Bank-owned life
   insurance               660       645       761       624     2,690
  Other service
   charges and fees      8,575     7,251     7,246     6,133    29,205
  Gain (loss) on sale
   of other assets          12     6,023        --       (46)    5,989
  Gain (loss) on sale
   of securities             7    (2,516)      866       269    (1,374)
                      --------  --------  --------  --------  --------
    Total noninterest
     income             82,333    81,233    73,688    65,948   303,202

 Noninterest Expense
  Salaries and
   employee benefits    88,146    84,057    80,904    77,984   331,091
  Net occupancy of
   premises             11,881    11,837    10,362     9,458    43,538
  Legal and
   professional fees    10,050     8,614     8,590     8,721    35,975
  Information services   6,039     6,024     5,750     5,551    23,364
  Depreciation and
   amortization          5,535     5,275     5,122     5,000    20,932
  Amortization of
   intangibles           1,749     2,852     2,623     1,630     8,854
  Marketing and
   advertising           6,977     5,079     5,783     3,998    21,837
  Office services        3,323     3,287     2,938     2,747    12,295
  Equipment                867       867       797       718     3,249
  Minority interest
   expense               2,244     2,211     2,325     2,076     8,856
  Other                  7,464     7,294     7,446     5,906    28,110
                      --------  --------  --------  --------  --------
   Total noninterest
    expense            144,275   137,397   132,640   123,789   538,101
                      --------  --------  --------  --------  --------

 Income Before Taxes    72,431    97,562    93,952    89,428   353,373

 Applicable Income
  Taxes                 25,509    37,469    34,799    32,883   130,660
                      --------  --------  --------  --------  --------
 Net Income           $ 46,922  $ 60,093  $ 59,153  $ 56,545  $222,713
                      ========  ========  ========  ========  ========

 Other Data:
  Earnings per common
   share - basic      $   0.98  $   1.24  $   1.22  $   1.18  $   4.62
  Earnings per common
   share - diluted    $   0.96  $   1.22  $   1.19  $   1.15  $   4.52
  Dividends paid per
   common share       $   0.46  $   0.46  $   0.46  $   0.46  $   1.84
  Dividend payout
   ratio                 47.44%    37.26%    38.22%    39.11%    40.13
  Return on average
   assets                 1.19%     1.53%     1.54%     1.55%     1.45
  Return on average
   shareholders'
   equity                11.28%    14.69%    14.79%    15.10%    13.92
  Net interest margin
   (Fully taxable-
    equivalent)           4.42%     4.42%     4.46%     4.49%     4.45
  Full-time equivalent
   employees             2,914     2,878     2,903     2,800

 CITY NATIONAL CORPORATION
 CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
 (unaudited)

 (Dollars in thousands
  except per share data)
 -----------------------
                                      2006
                  -----------------------------------------------------
                   Fourth      Third      Second     First      Full
                   Quarter    Quarter    Quarter    Quarter     Year
                  ---------  ---------  ---------  ---------  ---------
 Interest Income  $213,524   $208,395   $206,228   $198,168   $826,315
 Interest Expense   62,788     59,625     52,206     45,786    220,405
                  ---------  ---------  ---------  ---------  ---------
  Net Interest
   Income          150,736    148,770    154,022    152,382    605,910

 Provision for
  Credit Losses         --         --       (610)        --       (610)

 Noninterest Income
  Trust and
   investment fees  30,777     30,002     24,909     21,774    107,462
  Brokerage and
   mutual fund
   fees             13,309     13,096     12,269     11,684     50,358
  Cash management
   and deposit
   transaction
   fees              7,909      7,967      7,691      8,064     31,631
  International
   services          6,486      6,829      6,870      5,989     26,174
  Bank-owned life
   insurance           700        685        677        934      2,996
  Other service
   charges and
   fees              6,693      6,218      6,843      5,745     25,499
  Gain on sale of
   other assets      2,482        268         --         --      2,750
  Gain (loss) on
   sale of
   securities       (4,130)      (362)      (716)       708     (4,500)
                  ---------  ---------  ---------  ---------  ---------
    Total
     noninterest
     income         64,226     64,703     58,543     54,898    242,370

 Noninterest
  Expense
   Salaries and
    employee
    benefits        74,499     75,318     73,718     71,616    295,151
   Net occupancy
    of premises     11,562     10,207      9,460      9,012     40,241
   Legal and
    professional
    fees             9,327      8,416      8,481      8,774     34,998
   Information
    services         5,836      5,636      5,259      5,099     21,830
   Depreciation
    and
    amortization     4,908      4,832      4,662      4,660     19,062
   Amortization of
    intangibles      1,456        (37)     1,974      1,891      5,284
   Marketing and
    advertising      5,153      4,495      4,990      4,016     18,654
   Office services   2,888      2,623      2,549      2,691     10,751
   Equipment         1,043        514        623        632      2,812
   Minority
    interest
    expense          1,709      1,808      1,213      1,228      5,958
   Other             8,573      6,820      6,222      5,648     27,263
                  ---------  ---------  ---------  ---------  ---------
    Total
     noninterest
     expense       126,954    120,632    119,151    115,267    482,004
                  ---------  ---------  ---------  ---------  ---------

 Income Before
  Taxes             88,008     92,841     94,024     92,013    366,886

 Applicable Income
  Taxes             29,452     33,847     35,283     34,781    133,363
                  ---------  ---------  ---------  ---------  ---------

 Net Income        $58,556    $58,994    $58,741    $57,232   $233,523
                  =========  =========  =========  =========  =========

 Other Data:
  Earnings per
   common share -
   basic             $1.23      $1.23      $1.20      $1.16      $4.82
  Earnings per
   common share -
   diluted           $1.19      $1.20      $1.16      $1.12      $4.66
  Dividends paid
   per common
   share             $0.41      $0.41      $0.41      $0.41      $1.64
  Dividend payout
   ratio             33.55%    33.64%      34.43%    35.65%      34.31%
  Return on
   average assets     1.58%     1.61%       1.59%     1.57%       1.59%
  Return on average
   shareholders'
   equity            15.77%    16.30%      16.20%    15.68%      15.99%
  Net interest
   margin (Fully
   taxable-
   equivalent)        4.51%      4.53%      4.65%     4.62%       4.58%
  Full-time
   equivalent
   employees         2,670      2,672      2,648     2,570          --

 CITY NATIONAL CORPORATION
 CONSOLIDATED PERIOD END BALANCE SHEET
 (unaudited)

                                         2007
                 -----------------------------------------------------
                   Fourth         Third        Second         First
 (In thousands)    Quarter       Quarter       Quarter       Quarter
 --------------  -----------   -----------   -----------   -----------
 Assets
  Cash and due
   from banks    $   365,918   $   462,151   $   513,463   $   494,231
  Federal funds
   sold                   --            --       170,000       210,000
  Due from banks -
   interest-bearing   88,151        95,047       139,539        77,214
  Securities-avail-
   able-for-sale   2,462,655     2,563,983     2,797,366     2,902,385
  Trading account
   securities        293,355       192,162       117,456        35,981
  Loans and leases:
   Commercial      4,459,308     4,216,048     4,158,131     4,030,601
   Commercial real
    estate
    mortgages      1,954,539     1,894,753     1,947,218     1,877,695
   Residential
    mortgages      3,176,322     3,114,335     3,009,546     2,895,516
   Real estate
    construction   1,429,761     1,391,034     1,309,322     1,263,059
   Equity lines of
    credit           432,513       404,869       409,505       388,279
   Installment       178,195       169,041       185,112       194,448
                 -----------   -----------   -----------   -----------
    Total loans
     and leases   11,630,638    11,190,080    11,018,834    10,649,598
    Allowance for
     loan and
     lease losses   (168,523)     (152,018)     (157,849)     (161,005)
                 -----------   -----------   -----------   -----------
    Net loans
     and leases   11,462,115    11,038,062    10,860,985    10,488,593
  Premises and
   equipment, net    118,067       110,779       106,672       103,259
  Goodwill and
   other in-
   tangibles         520,127       517,396       518,918       420,197
  Other assets       578,902       567,817       571,597       532,093
                 -----------   -----------   -----------   -----------
    Total assets $15,889,290   $15,547,397   $15,795,996   $15,263,953
                 ===========   ===========   ===========   ===========

 Liabilities:
  Deposits:
   Noninterest-
    bearing      $ 5,858,497   $ 5,538,107   $ 5,926,048   $ 5,690,413
   Interest-
    bearing        5,964,008     6,642,407     7,204,357     6,915,968
                 -----------   -----------   -----------   -----------
     Total
      deposits    11,822,505    12,180,514    13,130,405    12,606,381
  Federal funds
   purchased and
   securities
   sold under
   repurchase
   agreements      1,544,411       664,970       269,938       310,738
  Other short-term
   borrowed funds    100,000       326,041        72,818        50,667
  Subordinated debt  273,559       270,066       266,962       270,174
  Other long-term
   debt              233,465       225,598       219,282       224,079
  Minority interest   31,676        29,148        29,029        28,285
  Other liabilities  228,067       217,301       186,212       183,185
                 -----------   -----------   -----------   -----------
    Total
     liabilities  14,233,683    13,913,638    14,174,646    13,673,509

 Shareholders'
  Equity
   Common stock       50,824        50,813        50,825        50,803
   Additional
    paid-in
    capital          420,168       421,754       419,277       421,990
   Retained
    earnings       1,369,999     1,345,337     1,307,638     1,271,092
   Accumulated
    other compre-
    hensive loss      (9,349)      (22,788)      (50,709)      (31,034)
   Treasury shares  (176,035)     (161,357)     (105,681)     (122,407)
                 -----------   -----------   --------------------------
    Total share-
     holders'
     equity        1,655,607     1,633,759     1,621,350     1,590,444
                 -----------   -----------   --------------------------
    Total
     liabilities
     and share-
     holders'
     equity      $15,889,290   $15,547,397   $15,795,996   $15,263,953
                 ===========   ===========   ===========   ===========

 CITY NATIONAL CORPORATION
 CONSOLIDATED PERIOD END BALANCE SHEET
 (unaudited)

                                           2006
                    ---------------------------------------------------
                      Fourth        Third        Second        First
 (In thousands)       Quarter       Quarter      Quarter       Quarter
 --------------     ------------ ----------- ------------ ------------
 Assets
  Cash and due from
   banks               $423,114     $457,396     $467,076     $457,156
  Federal funds
   sold                 127,000        3,300        1,900           --
  Due from banks -
   interest-bearing      60,940       65,323       50,416       48,890
  Securities-
   available-for-
   sale               2,953,247    3,174,086    3,210,455    3,849,061
  Trading account
   securities           147,907      116,870      123,418       57,353
  Loans and leases:
    Commercial        3,831,212    3,568,082    3,496,656    3,668,872
    Commercial real
     estate
     mortgages        1,681,476    1,943,142    1,998,925    1,750,139
    Residential
     mortgages        2,869,775    2,830,761    2,769,340    2,700,966
    Real estate
     construction     1,397,760    1,095,672      999,048      919,816
    Equity lines of
     credit             404,657      384,830      364,312      339,348
    Installment         201,125      197,871      193,474      188,262
                    ------------ ------------ ------------ ------------
     Total loans
      and leases     10,386,005   10,020,358    9,821,755    9,567,403
        Allowance
         for loan
         and lease
         losses        (155,342)    (159,063)    (157,580)    (156,482)
                    ------------ ------------ ------------ ------------
        Net loans
         and
         leases      10,230,663    9,861,295    9,664,175    9,410,921
  Premises and
   equipment, net        94,745       88,582       84,802       84,884
  Goodwill and
   other
   intangibles          287,561      298,471      298,004      283,642
  Other assets          559,132      550,212      575,604      546,275
                    ------------ ------------ ------------ ------------
   Total assets     $14,884,309  $14,615,535  $14,475,850  $14,738,182
                    ============ ========================= ============

 Liabilities:
  Deposits:
   Noninterest-
    bearing          $6,002,068   $5,639,811   $5,880,630   $5,945,485
   Interest-bearing   6,170,748    6,252,206    6,098,200    5,963,044
                    ------------ ------------ ------------ ------------
    Total deposits   12,172,816   11,892,017   11,978,830   11,908,529
  Federal funds
   purchased and
   securities sold
   under repurchase
   agreements           422,903      506,962      234,995      526,920
  Other short-term
   borrowed funds        97,525       72,426      143,724      151,522
  Subordinated debt     269,848      270,522      266,675      269,785
  Other long-term
   debt                 217,569      217,323      209,864      213,819
  Minority interest      28,425       28,578       27,985       25,225
  Other liabilities     184,380      179,746      215,965      173,056
                    ------------ ------------ ------------ ------------
   Total
    liabilities      13,393,466   13,167,574   13,078,038   13,268,856

 Shareholders'
  Equity
   Common stock          50,719       50,729       50,735       50,693
   Additional paid-
    in capital          412,249      404,163      402,476      399,975
   Retained earnings  1,264,697    1,225,784    1,186,637    1,148,116
   Accumulated other
    comprehensive
    loss                (41,459)     (46,484)     (87,009)     (73,313)
   Treasury shares     (195,363)    (186,231)    (155,027)     (56,145)
                    ------------ ------------ ------------ ------------
    Total
     shareholders'
     equity           1,490,843    1,447,961    1,397,812    1,469,326
                    ------------ ------------ ------------ ------------
    Total
     liabilities
     and
     shareholders'
     equity         $14,884,309  $14,615,535  $14,475,850  $14,738,182
                    ============ ============ ============ ============

 CITY NATIONAL CORPORATION
 CREDIT LOSS EXPERIENCE
 (unaudited)

 (Dollars in thousands)
 ----------------------
                                          2007
                  ---------------------------------------------------
                  Fourth      Third     Second      First    Year To
                  Quarter    Quarter    Quarter    Quarter     Date
                  --------   --------   --------   --------  --------
 Allowance for
  Loan and Lease
  Losses
 Balance at
  beginning of
  period           $152,018   $157,849   $161,005   $155,342  $155,342

 Allowance of
  acquired
  institution           --         --         --      4,513     4,513

 Net (charge-offs)
  /recoveries:
   Commercial         (900)      (632)    (2,218)     1,247    (2,503)
   Commercial real
    estate
    mortgages            9       (295)        --         --      (286)
   Residential
    mortgages           --         --         --         --        --
   Real estate
    construction    (2,872)    (2,654)        17         18    (5,491)
   Equity lines of
    credit             (50)        --         --         --       (50)
   Installment         (50)       (10)       (61)       (26)     (147)
                  --------   --------   --------   --------  --------
    Total net
     (charge-offs)
     /recoveries    (3,863)    (3,591)    (2,262)     1,239    (8,477)

 Provision for
  credit losses     20,000         --         --         --    20,000

 Transfers from
  (to) reserve for
  off-balance sheet
  credit commitments   368     (2,240)      (894)       (89)   (2,855)
                  --------   --------   --------   --------  --------
 Balance at end
  of period       $168,523   $152,018   $157,849   $161,005  $168,523
                  ========   ========   ========   ========  ========

 Net (Charge-Offs)/
  Recoveries to
  Average Total Loans
  and Leases:
  (annualized)

   Commercial        (0.08)%    (0.06)%    (0.21)%     0.12%    (0.06)%
   Commercial real
    estate mortgages  0.00%     (0.06)%     0.00%      0.00%    (0.02)%
   Residential
    mortgage          0.00%      0.00%      0.00%      0.00%     0.00%
   Real estate
    construction     (0.81)%    (0.78)%     0.01%      0.01%    (0.43)%
   Equity lines of
    credit           (0.05)%     0.00%      0.00%      0.00%    (0.01)%
   Installment       (0.12)%    (0.02)%    (0.13)%    (0.06)%   (0.08)%
    Total loans and
     leases          (0.13)%    (0.13)%    (0.08)%     0.05%    (0.08)%

 Reserve for Off-
  Balance Sheet
  Credit Commitments

 Balance at
  beginning of
  period          $ 20,072   $ 17,832   $ 17,005   $ 16,424  $ 16,424
   Recovery of
    prior charge-off    --         --        (67)        --       (67)
   Reserve of
    acquired insti-
    tution              --         --         --        492       492
   Transfers to
    (from) allowance  (368)     2,240        894         89     2,855
                  --------   --------   --------   --------  --------
 Balance at end
  of period       $ 19,704   $ 20,072   $ 17,832   $ 17,005  $ 19,704
                  ========   ========   ========   ========  ========

 CITY NATIONAL CORPORATION
 CREDIT LOSS EXPERIENCE
 (unaudited)

 (Dollars in thousands)
 ----------------------
                                         2006
                  ---------------------------------------------------
                  Fourth      Third     Second     First       Full
                  Quarter    Quarter    Quarter   Quarter      Year
                  --------   --------   --------  --------   --------
 Allowance for
  Loan and Lease
  Losses
 Balance at
  beginning of
  period          $159,063   $157,580   $156,482  $153,983   $153,983

 Allowance of
  acquired
  institution           --         --         --        --         --

 Net (charge-offs)/
  recoveries:
   Commercial       (2,665)     1,912      1,122     1,792      2,161
   Commercial real
    estate mortgages   356         --         11       844      1,211
   Residential
    mortgages           --         --         --        --         --
   Real estate
    construction      (666)        18         17        16       (615)
   Equity lines of
    credit              --        (11)        --        --        (11)
   Installment          26         10         11         4         51
                  --------   --------   --------  --------   --------
    Total net
     (charge-offs)/
     recoveries     (2,949)     1,929      1,161     2,656      2,797

 Provision for
  credit losses         --         --       (610)       --       (610)

 Transfers from (to)
  reserve for off-
  balance sheet
  credit commitments  (772)      (446)       547      (157)      (828)
                  --------   --------   --------  --------   --------
 Balance at end
  of period       $155,342   $159,063   $157,580  $156,482   $155,342
                  ========   ========   ========  ========   ========

 Net (Charge-Offs)/
  Recoveries to
  Average Total Loans
  and Leases:
  (annualized)

    Commercial       (0.28)%     0.21%      0.12%     0.19%      0.06%
    Commercial real
     estate
     mortgages        0.07%      0.00%      0.00%     0.20%      0.07%
    Residential
     mortgage         0.00%      0.00%      0.00%     0.00%      0.00%
    Real estate
     construction    (0.24)%     0.01%      0.01%     0.01%     (0.06)%
    Equity lines of
     credit           0.00%     (0.01)%     0.00%     0.00%     (0.00)%
    Installment       0.05%      0.02%      0.02%     0.01%      0.03%
     Total loans and
      leases         (0.11)%     0.08%      0.05%     0.11%      0.03%

 Reserve for Off-
  Balance Sheet
  Credit Commitments

 Balance at
  beginning of
  period          $ 15,652   $ 15,206   $ 15,753  $ 15,596   $ 15,596
   Recovery of
    prior
    charge-off          --         --         --        --         --
   Reserve of
    acquired insti-
    tution              --         --         --        --         --
   Transfers to
    (from) allowance   772        446       (547)      157        828
                  --------   --------   --------  --------   --------
 Balance at end
  of period       $ 16,424   $ 15,652   $ 15,206  $ 15,753   $ 16,424
                  ========   ========   ========  ========   ========

 CITY NATIONAL CORPORATION
 NONPERFORMING ASSETS
 (unaudited)

                                                2007
                               ---------------------------------------
                                 Fourth     Third    Second     First
 (Dollars in thousands)          Quarter   Quarter   Quarter   Quarter
 ----------------------------- --------- --------- --------- ---------
 Nonaccrual Loans
  Commercial                    $ 17,103  $  7,673  $  3,998  $  7,024
  Commercial real estate
   mortgages                       1,621     1,970     4,732     4,783
  Residential mortgages              387       394       378        --
  Real estate construction        55,632    15,513    12,566    11,199
  Equity lines of credit             679       502       452       362
  Installment                        139       175       182        49
                               --------- --------- --------- ---------
      Total nonaccrual loans      75,561    26,227    22,308    23,417

 Other Nonperforming Assets           --        --        --        --
                               --------- --------- --------- ---------
   Total nonperforming assets   $ 75,561  $ 26,227  $ 22,308  $ 23,417
                               ========= ========= ========= =========

 Loans 90 Days or More Past
  Due on Accrual Status         $      1  $     --  $     --  $    199

 Allowance for loan and lease
  losses as a percentage of:
   Nonaccrual loans               223.03%   579.63%   707.58%   687.55%
   Total nonperforming assets     223.03%   579.63%   707.58%   687.55%
   Total loans and leases           1.45%     1.36%     1.43%     1.51%

 Nonaccrual loans as a
  percentage of total loans         0.65%     0.23%     0.20%     0.22%

 Nonperforming assets as a
  percentage of:
   Total loans and other
    nonperforming assets            0.65%     0.23%     0.20%     0.22%
   Total assets                     0.48%     0.17%     0.14%     0.15%

                                                2006
                               ---------------------------------------
                                 Fourth     Third    Second     First
 (Dollars in thousands)          Quarter   Quarter   Quarter   Quarter
 ----------------------------- --------- --------- --------- ---------
 Nonaccrual Loans
  Commercial                    $  2,977  $ 10,416  $  6,691  $  5,642
  Commercial real estate
   mortgages                       4,849     8,094     3,644       923
  Residential mortgages               --        --        --        --
  Real estate construction        12,678        --     4,617     7,492
  Equity lines of credit              --        --        --        --
  Installment                        379       269        49       498
                               --------- --------- --------- ---------
     Total nonaccrual loans       20,883    18,779    15,001    14,555

 Other Nonperforming Assets           --        --        --        --
                               --------- --------- --------- ---------

   Total nonperforming assets   $ 20,883  $ 18,779  $ 15,001  $ 14,555
                               ========= ========= ========= =========

 Loans 90 Days or More Past Due
  on Accrual Status             $    337  $     27  $     18  $      -

 Allowance for loan and lease
  losses as a percentage of:
   Nonaccrual loans               743.88%   847.03% 1,050.47% 1,075.11%
   Total nonperforming assets     743.88%   847.03% 1,050.47% 1,075.11%
   Total loans and leases           1.50%     1.59%     1.60%     1.64%

 Nonaccrual loans as a
  percentage of total loans         0.20%     0.19%     0.15%     0.15%

 Nonperforming assets as a
  percentage of:
   Total loans and other
    nonperforming assets             0.20%     0.19%    0.15%     0.15%
   Total assets                      0.14%     0.13%    0.10%     0.10%

 CITY NATIONAL CORPORATION
 AVERAGE BALANCES AND RATES
 (unaudited)

 (Dollars in millions)
 ---------------------                        2007
                          --------------------------------------------
                         Fourth Quarter   Third Quarter  Second Quarter
                          -------------   -------------  -------------
                              Average         Average        Average
                          Balance  Rate   Balance  Rate  Balance  Rate
                          -------  ----   -------  ----  -------  ----
 Assets
  Interest-earning assets
   Loans and leases
    Commercial            $ 4,391  7.02%  $ 4,303  7.42% $ 4,275  7.37%
    Commercial real estate
     mortgages              1,925  7.01     1,897  7.31    1,932  7.36
    Residential mortgages   3,155  5.61     3,063  5.59    2,975  5.49
    Real estate construc-
     tion                   1,405  8.07     1,344  8.61    1,234  8.88
    Equity lines of credit    414  6.95       406  7.63      404  7.71
    Installment               171  7.11       178  7.35      191  7.51
                          -------         -------        -------
    Total loans and
     leases                11,461  6.75    11,191  7.04   11,011  7.05
   Due from banks -
    interest-bearing           95  2.58        98  2.96       89  1.71
   Federal funds sold and
    securities purchased
    under resale agreements     4  4.61        10  5.33       24  5.27
   Securities available-
    for-sale                2,500  4.86     2,746  4.79    2,872  4.74
   Trading account
    securities                 94  4.62        84  5.23       72  5.23
   Other interest-earning
    assets                     69  6.08        69  6.15       60  6.36
                          -------         -------        -------
    Total interest-earning
     assets                14,223  6.36    14,198  6.55   14,128  6.53
   Allowance for loan and
    lease losses             (151)           (157)          (162)
   Cash and due from banks    393             434            445
   Other non-earning
    assets                  1,124           1,120          1,041
                          -------         -------        -------
    Total assets          $15,589         $15,595        $15,452
                          =======         =======        =======
 Liabilities and
  Shareholders' Equity
  Interest-bearing deposits
   Interest checking
    accounts              $   805  0.69%  $   778  0.68% $   804  0.56%
   Money market accounts    3,726  2.99     3,748  3.16    3,721  3.10
   Savings deposits           142  0.49       146  0.49      149  0.48
   Time deposits - under
    $100,000                  224  3.93       232  4.05      274  3.79
   Time deposits -
    $100,000 and over       1,514  4.38     2,054  4.75    2,066  4.81
                          -------         -------        -------
    Total interest-bearing
     deposits               6,411  3.01     6,958  3.32    7,014  3.28

   Federal funds purchased
    and securities sold
    under repurchase
    agreements                908  4.50       672  4.99      486  5.11
   Other borrowings           746  5.67       620  6.14      612  6.09
                          -------         -------        -------
    Total interest-bearing
     liabilities            8,065  3.42     8,250  3.67    8,112  3.61
  Noninterest-bearing
   deposits                 5,603           5,484          5,556
  Other liabilities           270             238            180
  Shareholders' equity      1,651           1,623          1,604
                          -------         -------        -------
   Total liabilities and
    shareholders' equity  $15,589         $15,595        $15,452
                          =======         =======        =======

 Net interest spread               2.94%           2.88%          2.92%
                                   ====            ====           ====
 Net interest margin               4.42%           4.42%          4.46%
                                   ====            ====           ====
 Average prime rate                7.52%           8.18%          8.25%
                                   ====            ====           ====

                                   ----------------------------------
                                    First Quarter      Year to Date
                                   ---------------    ---------------
                                        Average            Average
                                   Balance    Rate    Balance    Rate
                                   -------    ----    -------    ----
 Assets
  Interest-earning assets
   Loans and leases
    Commercial                     $ 4,146    7.25%   $ 4,280    7.26%
    Commercial real estate
     mortgages                       1,758    7.39      1,879    7.26
    Residential mortgages            2,885    5.40      3,020    5.52
    Real estate construction         1,181    8.73      1,292    8.55
    Equity lines of credit             394    7.86        404    7.53
    Installment                        191    7.64        183    7.41
                                   -------            -------
    Total loans and leases          10,555    6.99     11,058    6.95
   Due from banks - interest-
    bearing                             73    2.00         89    2.35
   Federal funds sold and securities
    purchased under resale agreements   14    5.36         13    5.25
   Securities available-for-sale     2,916    4.72      2,757    4.78
   Trading account securities           54    6.09         76    5.20
   Other interest-earning assets        48    5.96         61    6.14
                                   -------            -------
    Total interest-earning assets   13,660    6.48     14,054    6.48
   Allowance for loan and lease
    losses                            (157)              (157)
   Cash and due from banks             422                424
   Other non-earning assets            911              1,050
                                   -------            -------
    Total assets                   $14,836            $15,371
                                   =======            =======

 Liabilities and Shareholders' Equity
  Interest-bearing deposits
   Interest checking accounts      $   749    0.48%   $   784    0.60%
   Money market accounts             3,419    2.98      3,655    3.06
   Savings deposits                    155    0.47        148    0.48
   Time deposits - under $100,000      232    4.10        240    3.96
   Time deposits - $100,000 and
    over                             1,872    4.72      1,876    4.68
                                   -------            -------
    Total interest-bearing deposits  6,427    3.18      6,703    3.20

   Federal funds purchased and
    securities sold under repurchase
    agreements                         582    5.27        663    4.90
   Other borrowings                    599    6.15        645    6.00
                                   -------            -------
    Total interest-bearing
     liabilities                     7,608    3.57      8,011    3.57
  Noninterest-bearing deposits       5,489              5,533
  Other liabilities                    220                228
  Shareholders' equity               1,519              1,599
                                   -------            -------
    Total liabilities and
     shareholders' equity          $14,836            $15,371
                                   =======            =======
 Net interest spread                          2.91%              2.91%
                                              ====               ====
 Net interest margin                          4.49%              4.45%
                                              ====               ====
 Average prime rate                           8.25%              8.05%
                                              ====               ====
 CITY NATIONAL CORPORATION
 AVERAGE BALANCES AND RATES
 (unaudited)
                                          2006
                  ----------------------------------------------------
                    Fourth Quarter    Third Quarter    Second Quarter
                  ----------------  ----------------  ----------------
 (Dollars in       Average Average   Average Average   Average Average
  millions)        Balance   Rate    Balance   Rate    Balance   Rate
 -----------       -------- -------  -------- -------  -------- -------
 Assets
  Interest-
   earning
   assets
   Loans and
    leases
    Commercial    $  3,718   7.06%  $  3,637   7.01%  $  3,868   6.83%
    Commercial
     real estate
     mortgages       1,962   7.56      1,935   7.45      1,794   7.58
    Residential
     mortgages       2,852   5.40      2,801   5.38      2,737   5.31
    Real estate
     construction    1,121   8.89      1,071   8.95        957   8.82
    Equity lines
     of credit         397   7.86        375   7.91        352   7.63
    Installment        195   7.56        194   7.58        195   7.72
                  --------          --------          --------
    Total loans
     and leases     10,245   6.92     10,013   6.88      9,903   6.79

 Due from banks
  - interest-
  bearing               68   1.69         61   1.57         46   1.48
 Federal funds
  sold and
  securities
  purchased
  under resale
  agreements            54   5.28          3   7.13         51   4.77
 Securities
  available-for-
  sale               3,121   4.65      3,189   4.65      3,528   4.56
 Trading account
  securities            49   5.32         54   5.22         52   6.61
 Other interest-
  earning assets        47   5.64         46   5.45         46   5.40
                  --------          --------          --------
  Total interest-
   earning assets   13,584   6.35     13,366   6.30     13,626   6.19
 Allowance for
  loan and lease
  losses              (159)             (158)             (157)
 Cash and due
  from banks           407               428               443
 Other non-
  earning assets       880               909               870
                  --------          --------          --------
  Total assets    $ 14,712          $ 14,545          $ 14,782
                  ========          ========          ========

 Liabilities and
  Shareholders' Equity
  Interest-bearing deposits
   Interest
    checking
    accounts      $    762   0.43%  $    706   0.36%  $    757   0.27%
   Money market
    accounts         3,252   2.75      3,224   2.57      3,352   2.13
   Savings
    deposits           160   0.48        163   0.41        174   0.37
   Time deposits
    - under
    $ 100,000          197   4.07        184   3.73        176   3.16
   Time deposits
    - $100,000
    and over         1,969   4.65      1,999   4.56      1,652   4.05
                  --------          --------          --------
    Total
     interest-
     bearing
     deposits        6,340   3.04      6,276   2.93      6,111   2.40

   Federal funds
    purchased and
    securities
    sold under
    repurchase
    agreements         416   5.24        401   5.26        546   4.93
   Other
    borrowings         554   6.19        558   5.63        652   5.51
                  --------          --------          --------
    Total
     interest-
     bearing
     liabilities     7,310   3.41      7,235   3.27      7,309   2.86
   Noninterest-
    bearing
    deposits         5,711             5,629             5,820
   Other
    liabilities        218               245               199
   Shareholders'
    equity           1,473             1,436             1,454
                  --------          --------          --------
    Total
     liabilities
     and
     shareholders'
     equity       $ 14,712          $ 14,545          $ 14,782
                  ========          ========          ========

 Net interest
  spread                     2.94%             3.03%             3.33%
                             ====              ====              ====
 Net interest
  margin                     4.51%             4.53%             4.65%
                             ====              ====              ====
 Average prime
  rate                       8.25%             8.25%             7.90%
                             ====              ====              ====

                                                 2006
                                  -----------------------------------
                                    First Quarter      Year to Date
                                  ----------------   ----------------
                                   Average Average    Average Average
(Dollars in millions)              Balance  Rate      Balance  Rate
 --------------------             -------- -------   -------- -------
 Assets
  Interest-earning assets
   Loans and leases
    Commercial                    $  3,789   6.62%   $  3,753   6.88%
    Commercial real estate
     mortgages                       1,743   7.35       1,859   7.49
    Residential mortgages            2,664   5.27       2,763   5.34
    Real estate construction           898   8.36       1,013   8.77
    Equity lines of credit             334   7.17         365   7.66
    Installment                        197   7.41         195   7.57
                                  --------           --------
    Total loans and leases           9,625   6.60       9,948   6.80
   Due from banks - interest-
    bearing                             44   0.87          55   1.45
   Federal funds sold and
    securities purchased under
    resale agreements                   13   4.32          30   5.01
   Securities available-for-sale     3,925   4.48       3,438   4.58
   Trading account securities           44   5.26          50   5.61
   Other interest-earning assets        47   5.23          47   5.43
                                  --------           --------
    Total interest-earning assets   13,698   5.98      13,568   6.20
   Allowance for loan and lease
    losses                            (155)              (157)
   Cash and due from banks             439                429
   Other non-earning assets            844                876
                                  --------           --------
    Total assets                  $ 14,826           $ 14,716
                                  ========           ========
 Liabilities and Shareholders'
  Equity
  Interest-bearing deposits
   Interest checking accounts     $    808   0.23%   $    758   0.32%
   Money market accounts             3,388   1.81       3,304   2.31
   Savings deposits                    179   0.37         169   0.41
   Time deposits - under
    $100,000                           180   2.77         184   3.45
   Time deposits - $100,000 and
    over                             1,254   3.40       1,721   4.26
                                  --------           --------
    Total interest-bearing
     deposits                        5,809   1.92       6,136   2.59

   Federal funds purchased and
    securities sold under
    repurchase agreements              809   4.48         542   4.89
   Other borrowings                    749   5.09         627   5.57
                                  --------           --------
    Total interest-bearing
     liabilities                     7,367   2.52       7,305   3.02
   Noninterest-bearing deposits      5,779              5,734
   Other liabilities                   200                216
   Shareholders' equity              1,480              1,461
                                  --------           --------
    Total liabilities and
     shareholders' equity         $ 14,826           $ 14,716
                                  ========           ========

 Net interest spread                         3.46%              3.18%
                                             ====               ====
 Net interest margin                         4.62%              4.58%
                                             ====               ====
 Average prime rate                          7.43%              7.96%
                                             ====               ====

 CITY NATIONAL CORPORATION
 CAPITAL AND CREDIT RATING DATA
 (unaudited)

                                          2007
                      ------------------------------------------------
                      Fourth     Third     Second    First    Year To
                      Quarter   Quarter   Quarter   Quarter    Date
                      --------  --------  ---------  --------  --------
 Per Common Share:
 -----------------
  Shares Outstanding
   (in thousands):
  Average - Basic      47,947    48,345    48,675    47,968    48,234
  Average - Diluted    48,869    49,408    49,838    49,087    49,290
  Period-End           47,830    48,064    48,831    48,602
 Book Value          $  34.61  $  33.99  $  33.20  $  32.72
 Price:
  High               $  72.97  $  78.00  $  78.39  $  75.39  $  78.39
  Low                   59.10     69.00     72.30     68.00     59.10
  Period-end            59.55     69.51     76.09     73.60

 Capital Ratios
  (Dollars in
  millions):
 --------------
 Risk-based capital
  Risk-adjusted
   assets            $ 12,886  $ 12,234  $ 12,067  $ 11,618
  Tier I capital     $  1,199  $  1,171  $  1,185  $  1,234
   Percentage of
    risk adjusted
    assets               9.31      9.57%     9.82%    10.62%
  Total capital      $  1,453  $  1,470  $  1,481  $  1,524
   Percentage of
    risk adjusted
    assets              11.27     12.01%    12.28%    13.12%
  Tier I leverage
   ratio                 7.97%     7.80%     7.97%     8.59%
  Period-end
   shareholders'
   equity to total
   period-end assets    10.42     10.51%    10.26%    10.42%
  Period-end
   tangible
   shareholders'
   equity to total
   period-end
   tangible assets       7.39%     7.43%     7.22%     7.88%
  Average
   shareholders'
   equity to total
   average assets       10.59     10.41%    10.38%    10.24%    10.41%
  Average tangible
   shareholders'
   equity to total
   average tangible
   assets                7.52%     7.33%     7.67%     8.18%     7.67%

                                        2006
 ---------------------------------------------------------------------
                      Fourth     Third     Second    First     Full
                      Quarter   Quarter   Quarter   Quarter    Year
 ---------------------------------------------------------------------
 Per Common Share:
 -----------------
  Shares Outstanding
   (in thousands):
  Average - Basic      47,573    47,919    48,957    49,484    48,477
  Average - Diluted    49,012    49,318    50,654    51,309    50,063
  Period-End           47,492    47,639    48,115    49,535
 Book Value          $  31.39  $  30.39  $  29.05  $  29.66
 Price:
  High               $  71.29  $  68.41  $  78.25  $  78.25  $  78.25
  Low                   65.34     63.69     60.02     71.95     60.02
  Period-end            71.20     67.06     65.09     76.79

 Capital Ratios
  (Dollars in
  millions):
 --------------
 Risk-based capital
  Risk-adjusted
   assets            $ 11,411  $ 10,999  $ 10,811  $ 10,473
  Tier I capital     $  1,256  $  1,219  $  1,211  $  1,284
   Percentage of
   risk adjusted
   assets               11.09%    11.09%    11.20%    12.26%
  Total capital      $  1,544  $  1,554  $  1,542  $  1,614
   Percentage of
    risk adjusted
    assets              13.60%    14.12%    14.26%    15.41%
  Tier I leverage
   ratio                 8.81%     8.58%     8.38%     8.85%
  Period-end
   shareholders'
   equity to total
   period-end assets    10.02%     9.91%     9.66%     9.97%
  Period-end
   tangible
   shareholders'
   equity to total
   period-end
   tangible assets       8.24%     8.03%     7.76%     8.20%
  Average
   shareholders'
   equity to total
   average assets       10.01%     9.87%     9.84%     9.99%     9.93%
  Average tangible
   shareholders'
   equity to total
   average tangible
   assets                8.15%     7.99%     8.04%     8.22%     8.10%

 Senior Debt Credit Ratings
 --------------------------
 For The Period Ended December 31, 2007
                                                 Standard &
                             Moody's     Fitch     Poor's      DBRS
                            ---------  ---------  ---------  ---------
 City National Bank            Aa3         A-         A       A (high)
 City National Corporation      A1         A-         A-         A

CONTACT:  City National Corporation
          Financial/Investors
          Christopher J. Carey
            310.888.6777
            Chris.Carey@cnb.com
          Media
          Cary Walker
            213.673.7615
            Cary.Walker@cnb.com

          Conference Call:
          Today 2:00 p.m. PST
          866.271.5140
          Passcode: 32345020